UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

APPLETON PAPERS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Wisconsin Avenue P.O. Box 359 Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:  (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On September 7, 2011, Appleton recovered approximately $23 million in damages, after deductions for related fees and litigation expenses, from a favorable judgment in a contract dispute with Andritz BMB AG and Andritz, Inc.   The recovery follows a September 1, 2011 decision by the Wisconsin Supreme Court denying Andritz’s petition to review a March 2011 decision by the Wisconsin Court of Appeals, District III, which upheld a 2009 Outagamie County, Wisconsin, Circuit Court ruling in favor of Appleton.  The claims asserted in the litigation included breach of obligations under a February 2007 agreement to perform certain engineering services which also granted Appleton an option to purchase certain equipment and services relating to an off-machine paper coating line.  Appleton will use the award to pay down debt on the company’s revolving line of credit.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLETON PAPERS INC.

Dated: September 9, 2011
	Name:	Thomas J. Ferree
	Title:	Senior Vice President Finance, Chief Financial Officer and Treasurer